Exhibit 2.4

BYLAWS OF

CHERRY, INC.

(the “Corporation”)

ARTICLE I

Offices

Section 1.1. The registered office of the Corporation shall be in the State of Delaware.

Section 1.2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.3. The Corporation shall be governed by the Delaware General Corporation Law (“GCL”).

ARTICLE II

Meetings of Stockholders

Section 2.1. All meetings of the stockholders for the election of Directors and for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2. An annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held each year on a date to be selected by the Board of Directors. At the meeting, the stockholders shall elect directors, and transact such other business as may properly be brought before the meeting.

Section 2.3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, managed in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, for any purpose germane to the meeting, which shall be open to the inspection of any stockholder during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or by the Board of Directors or by the written order of a majority of the Directors, and shall be called by the President or Secretary at the request in writing of stockholders owning 66-2/3% or more of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request by the stockholders shall state the purpose or purposes of the proposed meeting.

Section 2.6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall he given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, these Bylaws or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders he entitled to one vote in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact, for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after one (1) year from it date, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the Corporation prior to, or at the time of, the meeting. Any vote may be taken via voice or by show of hands unless the holders of at least ten percent (10%) of shares outstanding and entitled to vote object, in which case written ballots shall be used.

Section 2.11. Any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by hand delivery or certified mail, return receipt requested, to its registered office in Delaware, its principal place of business or an officer or agent having custody of the minute book of the Corporation. The Corporation shall provide a copy thereof to all stockholders not participating in the consent action. Notwithstanding anything contained in these Bylaws to the contrary, this Section 2.11 of Article II may be amended, supplemented, or appealed only by the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

Section 2.12. Any stockholder proposing to nominate a person for election to the Board of Directors shall provide the Corporation 90 days prior written notice of such nomination, stating the name and address of the nominee and describing his qualifications for being a Director of the Corporation. Such notice shall be sent or delivered to the principal office of the Corporation to the attention of the Board of Directors, with a copy to the President and Secretary of Corporation.

Section 2.13. At any meeting of stockholders, the President of the Corporation shall act as the chairman of the meeting, and the stockholders shall not have the right to elect a different person as chairman of the meeting. The chairman of the meeting shall have the authority to determine (i) when the election polls shall be closed in connection with any vote to be taken at the meeting; and (ii) when the meeting shall be recessed. No action taken at a meeting .shall become final and binding if any group of stockholders representing 33-1/3% or more of the shares entitled to be voted for .such action shall contest the validity of any proxies or the outcome of any election.

Section 2.14. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such record date to be not le s than ten nor more than sixty days prior to such meeting. A record date shall be used in lieu of closing the stock transfer book. In the absence of any action of the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

Section 2.15. The order of business at annual meetings, and so far as practicable at other meetings of stockholders, shall be as follows unless changed by the Chairman:

(a) Call to order

(b) Proof of due notice of meeting

(c) Determination of quorum and examination of proxies

(d) Announcement of availability of voting list (See Bylaw 2.4)

(e) Announcement of distribution of annual statement (See Bylaw 7.4)

(f) Reading and disposing of minutes of last meeting of stockholders

(g) Reports of Officers and committees

(h) Appointment of voting inspectors

(i) Unfinished business

(j) New business

(k) Nomination of Directors

(l) Opening of polls for voting

(m) Recess

(n) Reconvening; closing of polls

(o) Report of voting inspectors

(p) Other business

(q) Adjournment

ARTICLE III

Directors

Section 3.1. The business and affairs of the Corporation shall be managed by a Board of Directors, which shall have and may exercise all of the powers of the Corporation, except such as are expressly conferred upon the stockholders by law, by the Certificate of Incorporation or by these Bylaws. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional Directors under specified circumstances, the Board of Directors shall consist of not less than one (1) nor more than twenty-one (21) persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, or (iii) the Certificate of Incorporation. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Each director elected shall hold office until his successor shall be elected and shall qualify. At each annual meeting of stockholders beginning with the annual meeting following such action, directors elected to succeed those whose terms are then expiring shall be elected for a full term of office expiring at the third succeeding annual meeting of stockholders after their election. Should the number of directors which constitute the whole Board of Directors be changed as permitted by this Section, such majority of the whole Board of Directors or such holders of sixty six and one-third (66-1/3%) or more of the voting power of the Corporation, as applicable, shall also fix and determine the number of directors of which each class shall be comprised. Subject to the rights of holders of any series of any Preferred Stock then outstanding, any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filed by a majority vote of the Directors then in office even though less than a quorum or by a sole remaining Director and the Directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If the remaining Directors fail to select a successor Director to fill a vacancy within sixty (60) days of its occurrence, the vacancy shall be filled by the vote of a majority of the outstanding shares. If there are no directors in office, then an election of Directors may be held in the manner provided by statute. Newly-created directorships resulting from any increase in the authorized number of Directors may be filled by the remaining Directors. Directors elected to fill a vacancy will serve the remaining portion of the unexpired term; provided, however, that Directors elected to fill a vacancy by virtue of expanding the number of Directors shall serve until the next election of Directors by stockholders.

Section 3.2. No stockholder shall have the right to cumulate his votes for the election of Directors but each share shall be entitled to one vote in the election of such Director. At any meeting of the stockholders, every stockholder having the right to vote may vote either in ..person or by proxy executed in writing by the stockholder or by its duly authorized attorney-in-fact. Such proxy shall be tiled with the Secretary of the Corporation prior to, or at the time of, the meeting.

Meetings of the Board of Directors

Section 3.3. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.4. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of the stockholders, and at the same place unless the Directors change such time or place by unanimous vote.

Section 3.5. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.6. Special meetings of the Board may be called by the President or by Directors constituting at least one-third of Directors in office, on three (3) days’ notice to each Director, either personally or by mail or by facsimile.

Section 3.7. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, these Bylaws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless his dissent to the action is entered into the minutes of the meeting, or unless he or she files their written dissent thereto with the Secretary of the meeting or forwards such dissent by registered mail to the Secretary of the Corporation immediately after such meeting.

Section 3.8. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.10. Interested Directors, Officers and stockholders. (a) If Paragraph (b) is satisfied, no contract or other transaction between the Company and any of its Directors, Officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of such relationship or because of the presence of such Director, Officer or stockholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

(b) Paragraph (a) shall apply only if:

(1) The material facts of the relationship or interest of each such Director, Officer or stockholder are known or disclosed:

(A)	To the Board of Directors and they nevertheless authorize or ratify the contract or transaction by a majority vote of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(B)	To the stockholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested stockholder to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; and

(2) The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors or the stockholders.

(c) This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

Committees of Directors

Section 3.11. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate Committees from among its members and establish the power and authority of such Committee(s) to the extent permitted by law.

Section 3.12. Any member of a Committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board whenever in its judgment the best interests of the Corporation will be served thereby.

Section 3.13. A vacancy occurring in a Committee (by death, resignation, removal or otherwise) shall be filled by the Board of Directors in the manner provided for original designation in Section 3.11 above.

Section 3.14. At meetings of a Committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The “act of a majority of the members present at any meeting at which a quorum is present shall be the act of a Committee, except as otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. If a quorum is not present at a meeting of a Committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.15. By resolution of the Board of Directors, the members of each committee may be paid their expenses, if any, of attendance at each meeting of each committee and may be paid a fixed sum for attendance at each meeting of each committee or a stated salary as a member thereof. No such payment shall preclude any member from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.16. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation.

Section 3.17. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of a committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy thereof, shall be placed in the minute book.

Section 3.18. The designation of a committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Section 3.19. The Board of Directors shall consider the formation of the following committees to conduct the business and affairs of the Corporation to the extent authorized by resolution including but not limited to the following: Audit Committee, Compensation Committee and Executive Committee. The Board of Directors, by majority vote, shall have the power at any time to change the powers and members of any committee, to fill vacancies and to dispose of any committee, Members of any committee shall receive such compensation as the Board of Directors may from time to time provide.

Compensation of Directors

Section 3.20. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

Notices

Section 4.1. Whenever, under the provisions of the statutes or the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or Stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by facsimile.

Section 4.2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

Officers

Section 5.1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, one or more vice presidents, any one or more of which may be designated executive vice president or senior vice president, a secretary, and a treasurer. The Board of Directors may also choose a chairman of the board, assistant vice presidents and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. The Chairman shall be elected from among the Directors.

Section 5.2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice presidents, a secretary and a treasurer.

Section 5.3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 5.4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or a committee thereof.

Section 5.5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors then in office at any regular or special meeting. Such removal shall be without prejudice to the contract rights, if any, of the person so removed, provided, however, that the election or appointment of an officer shall not, of itself, create contract rights. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Chairman of the Board

Section 5.6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors of the Corporation. In the Chairman’s absence, such duties shall be attended to by the President. The Chairman shall be the chief executive officer of the Corporation if so designated. The Chairman shall preside at all meetings of the stockholders and the Board of Directors.

The President

Section 5.7. The President shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. Within this authority and in the course of his or her duties the President shall:

(a) Be ex officio a member of all the standing committees, including the Executive Committee, if any.

(b) Sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

(c) When authorized by the Board of Directors or required by law, execute in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and unless the Board of Directors orders otherwise by resolution, make such contracts as the ordinary conduct of the Corporation’s business requires.

(d) Subject to the approval of the Board of Directors, appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the Corporation other than the duly appointed Officers, and, subject to the direction of the Board of Directors, control all of the Officers, agents and employees of the Corporation.

Section 5.8. The Vice-Presidents, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

Section 5.9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. He or she shall keep in safe custody the Seal of the Corporation and, when authorized by the Board of Directors or the Executive Committee, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He or she shall be under the supervision of the President. He or she shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

Section 5.10. The Assistant Secretaries, if any, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

Section 5.11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meeting of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation: If required by the Board of Directors, he or she shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office. He or she shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

Section 5.12. The Assistant Treasurer, if any, shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

Certificates for Shares

Section 6.1. The Corporation shall deliver stock certificates representing all shares to which shareholders are entitled in such form as may be determined by the Board of Directors. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Delaware; the name of the person to whom it is issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, and any restrictions or statements required by law. Such certificates shall be signed by the President or Vice President and either by the Secretary or Assistant Secretary or such officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof.

Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Certificates shall also contain such legends or statements as may be required by law and any agreement between the Corporation and the holder thereof.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the Certificate of Incorporation or these Bylaws, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any security of the Corporation, including, among others, any certificate evidencing shares of the Common Shares and Preferred Shares or warrants to purchase Common Shares and Preferred Shares of the Corporation, which is issued to any person without registration under the Securities Act of 1933, as amended, or the Blue Sky laws of any state, shall not be transferable until the Corporation has been furnished with a legal opinion of counsel with reference thereto, satisfactory in form and content to the Corporation and its counsel, to the effect that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the Blue Sky laws of any state having jurisdiction. The certificate representing the security shall bear substantially the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND OTHER APPLICABLE LAWS.”

Section 6.2. The consideration for the issuance of shares shall consist of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash. Promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for the shares to be issued is adequate. The judgment of the Board of Directors as to the adequacy of the consideration received for the shares issued is conclusive in the absence of actual fraud in the transaction. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make any other arrangements to restrict the transfer of the shares. The Corporation may credit distributions made for the shares against their purchase price, until the services are performed, the benefits are received or the promissory note is paid. If the services are not performed, the benefits are not received or the promissory note is not paid, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part.

Section 6.3. Unless otherwise provided in the subscription agreement, subscriptions of shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors and payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

Section 6.4. For any indebtedness of a Stockholder to the Corporation, the Corporation shall have a first and prior lien on all preferred or common shares owned by him and on all dividends or other distributions declared thereon.

Section 6.5. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to any requirements of the Certificate of Incorporation or these Bylaws or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.6. Any or all the signatures on a certificate may be facsimile, if the certificate is countersigned by a transfer agent or registered by a registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

Section 6.7. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond issued by sureties acceptable to the Corporation in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfer of Stock

Section 6.8. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

Section 6.9. Every stockholder or transferee shall furnish the Secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to him or her, and in default thereof, he or she shall not be entitled to service or mailing of any such notice.

Fixing Record Date

Section 6.10. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stockholders

Section 6.11. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to hold such person registered on its books liable for calls and assessments as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

Miscellaneous/Dividends

Section 7.1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, and applicable law, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of incorporation.

Section 7.2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall determine to be in the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Checks

Section 7.3. All checks, demands, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Contracts

Section 7.4. The Board of Directors may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Deposits

Section 7.5. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

Fiscal Year

Section 7.6. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Seal

Section 7.7. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

Indemnification and Insurance

Section 8.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter the “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that except as provided in Section 8.3 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 8.2. Right to Advancement of Expenses. The right to indemnification conferred in Section 8.1 shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise.

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder, but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the GCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The right to indemnification and the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

Section 8.6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 8.7. Contract Rights. The rights to indemnification and to the advancement of expenses conferred in Section 8.1 and Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

ARTICLE IX

Amendments

Section 9.1. Notwithstanding any other provision contained in these Bylaws to the contrary, Sections 2.5, 2.11, 2.12 and 2.13 of Article II, Section 3.1 of Article III, and this Article IX of these Bylaws may be amended, supplemented, or repealed only by the affirmative vote of 66-2/3% or more of all of the shares of the Corporation entitled to vote generally by election of Directors, voting together as a single class. In addition to the foregoing, the Board of Directors may amend or repeal these Bylaws or adopt new Bylaws.